UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2012

STRATEGIC MINING CORP.
(Exact name of registrant as specified in its charter)

Wyoming	000-53961	88-0432539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

36 Toronto Street, Suite 1170
Toronto, A6 MSC 2C5
 (Address of principal executive offices)

(416) 840-9843
(Registrant’s telephone number, including area code)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

EXPLANATORY NOTE

Strategic Mining Corp. is filing this amendment on Form 8-K/A (the “Amendment”) to its Current Report on Form 8-K, originally filed with the U.S. Securities and Exchange Commission on May 29, 2012 (the “Original Report”), in order to:  (i) update its disclosure relating to the Reserve Equity Financing Agreement, dated April 13, 2012, and Registration Rights Agreement, dated April 10, 2012, both entered into with AGS Capital Group, LLC; and (ii) attach a press release dated May 24, 2012 related to the above transaction.

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2012, Strategic Mining Corp. (the “Company”) finalized a Registration Rights Agreement (the “Registration Rights Agreement”) with AGS Capital Group, LLC, a New York limited liability company (“AGS”).  Additionally, on April 13, 2012, the Company finalized a Reserve Equity Financing Agreement (the “Financing Agreement”) with AGS.

Financing Agreement

Pursuant to the terms of the Financing Agreement, for a period of 36 months commencing on the date of effectiveness of the registration statement, AGS shall purchase up to $5,000,000 (the “Commitment Amount”) of the Company’s common stock.  The purchase price of the shares under the Financing Agreement is equal to ninety percent (90%) of the lowest closing best bid price of the Company’s common stock during the 20 consecutive trading days after the Company delivers to AGS a notice in writing requiring AGS to purchase shares, as further provided for pursuant to the terms of the Financing Agreement. The Company cannot issue any such notices to AGS until a registration statement covering these purchases is declared effective by the Securities and Exchange Commission (the “SEC’) and the number of shares sold in each advance shall not exceed 250% of the average daily trading volume unless such number is increased upon mutual written consent of the Company and AGS.  The Company is prohibited from taking certain actions, including issuing shares or convertible securities where the purchase price is determined using any floating discount.

The Financing Agreement terminates on the earlier of (i) the first day of the month following the 36th anniversary of the effective date, or (ii) the date of which AGS has funded the maximum Commitment Amount in its aggregate.  Despite the foregoing, under certain conditions, the Company may terminate the Financing Agreement, effective upon thirty trading days’ prior written notice to AGS.  The Financing Agreement may also be terminated upon written mutual consent of the Company and AGS.  In addition, either party may terminate the Financing Agreement by written notice to the other party, effective immediately, if the first closing has not occurred within 25 business days of the execution date of the Financing Agreement.

As compensation for AGS's structuring, legal, administrative and due diligence costs associated with the Financing Agreement, the Company has issued $20,000 worth of restricted stock of the Company.

As further consideration for AGS entering into the Financing Agreement, the Company has issued common shares to AGS equaling three percent (3%) of the Commitment Amount using the purchase price formula which applied the ten previous trading days prior to the date the Agreement was signed.

The above description of the Financing Agreement does not purport to be complete and is qualified in its entirety by the full text of the document itself.

Registration Rights Agreement

In connection with the execution of the Financing Agreement, the Company entered into the Registration Rights Agreement with AGS. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement with the SEC to cover the shares issued and to be issued to AGS pursuant to the Financing Agreement.

The foregoing description of the Financing Agreement is qualified in its entirety by reference to the full text of the Reserve Equity Financing Agreement dated April 13, 2012 and the Registration Rights Agreement dated April 10, 2012, both of which are filed as Exhibits 10.1 and 10.2 to this Current Report of Form 8-K/A and incorporated herein by reference.

The above description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the document itself.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 above is incorporated by reference into this Item 3.02.

In addition, the Company is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended, for the private placement of our securities under the Equity Agreement pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder.  The transaction does not involve a public offering, AGS is an “accredited investor” and/or qualified institutional buyer and has had access to information about us and its investment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Reserve Equity Financing Agreement by and between Strategic Mining Corp. and AGS Capital Group, LLC, dated April 13, 2012 (as filed as Exhibit 10.1 on Form 8-K, dated May 29, 2012).

10.2	Registration Rights Agreement by and between Strategic Mining Corp. and AGS Capital Group, LLC, dated April 10, 2012 (as filed as Exhibit 10.3 on Form 8-K, dated May 29, 2012).

99.1	Strategic Mining Corp. Press Release dated May 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC MINING CORP.

June 18, 2012	By:	/s/ Douglas C. Peters
Name: Douglas C. Peters
Title: President & Chief Executive Officer